                                                                     EXHIBIT 5.1

May 4, 2004

Dynegy Inc.
1000 Louisiana, Suite 5800
Houston, Texas 77002

         Re:   Dynegy Inc.
               Dynegy Holdings Inc.
               Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Dynegy Inc., an Illinois corporation (the "COMPANY"), in connection with the registration, pursuant to a registration statement on Form S-3 (as amended, the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), of the offer and sale from time to time by the securityholders of the Company listed in the Registration Statement or to be listed in a prospectus as supplemented filed with the Commission under and in accordance with Rule 424(b) under the Act in the form of the prospectus contained in the Registration Statement of (i) the Company's 4.75% Convertible Subordinated Debentures due 2023 (the "CONVERTIBLE DEBENTURES") issued under an Indenture (the "CONVERTIBLE DEBENTURES INDENTURE"), dated as of August 11, 2003, among the Company, Dynegy Holdings Inc., a Delaware corporation ("DHI"), and Wilmington Trust Company, as trustee; (ii) the guarantee of DHI (the "GUARANTEE") relating to the Convertible Debentures provided for in the Convertible Debentures Indenture and evidenced by a notation of Guarantee endorsed on the Convertible Debentures; and (iii) the Company's Junior Unsecured Subordinated Notes due 2016 in an aggregate principal amount of $225,000,000 (the "JUNIOR NOTES" and, together with the Convertible Notes, the "DEBT SECURITIES") issued under an Indenture (the "JUNIOR NOTES INDENTURE" and, together with the Convertible Debentures Indenture, the "INDENTURES"), dated as of August 11, 2003, between the Company and Wilmington Trust Company, as trustee.

         Our opinions expressed herein are limited to such of the securities offered and sold pursuant to the Registration Statement as may constitute Debt Securities or the Guarantee, and we express no opinion as to any securities into which the Convertible Debentures may be convertible or as to any additional notes that may be issued in lieu of payment of cash interest on the Junior Notes.

         We have examined originals or certified copies of each of the Indentures and such corporate records of DHI and other certificates and documents of officials of DHI, public officials and others as we have deemed appropriate for purposes of this letter. As to various

Dynegy Inc.
May 4, 2004
Page 2

questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company and DHI, all of which we assume to be true, correct and complete. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies, that the certificates for the Debt Securities and the notation of the Guarantee thereon conform to the specimen thereof we have reviewed and that the Debt Securities have been duly authenticated in accordance with the terms of the applicable Indenture. We have also assumed the legal capacity of natural persons, the corporate or other power and due authorization of each Person not a natural person other than DHI to execute and deliver the Indentures and the Debt Securities, due execution and delivery of the Indentures and the Debt Securities by all parties thereto other than DHI and that each Indenture constitutes the legal, valid and binding obligation of each party thereto other than the Company and DHI, enforceable against such party in accordance with its terms.

         Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1. The Debt Securities, are valid and binding obligations of the Company and are entitled to the benefits of the applicable Indenture.

2. The Guarantee of the Convertible Debentures has been duly authorized by all necessary corporate action on the part of DHI and is a valid and binding obligation of DHI.

         The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("LAWS") of (i) the Laws of the State of New York and (ii) the General Corporation Law of the State of Delaware.

B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

Dynegy Inc.
May 4, 2004
Page 3

C. The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally; (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; and (iv) the power of the courts to award damages in lieu of equitable remedies.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Validity of Securities". In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

                                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.